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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, and 333-71548)
of our report dated April 28, 2003, except for Note 4, as to which the date is January 22, 2004, relating to the consolidated financial statements of Drexler Technology Corporation which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP
San Jose, California
March 15, 2004